Exhibit 99.1

Investor Relations Contact:

John Mills

ICR, Inc.

310.954.1105

John.Mills@icrinc.com

eDiets.com® Announces Financing and Plans for Rights

Offering to Stockholders

FORT LAUDERDALE, FL, February 8, 2011 – eDiets.com, Inc. (NASDAQ: DIET) (the “Company”), today announced that the Company entered into a $1,572,000 private placement with outside investors and certain members of its Board of Directors. BBS Capital Fund, L.P. acted as the lead outside investor. The private placement is expected to close on or before February 11, 2011.

In addition, the Company’s Board of Directors has approved a rights offering in which stockholders will receive non-transferable rights to purchase additional shares of the Company’s common stock, par value $0.001 per share. The rights will be issued to all stockholders as of a record date that has yet to be determined. The subscription price and the amount of shares to be offered are also yet to be determined. The Company will provide notice of the record date and subscription price in the future at such time as they are determined. The proposed rights offering will also include an over-subscription privilege, that will entitle a stockholder who exercises its basic subscription right in full the right to purchase additional shares of common stock that remain unsubscribed at the expiration of the rights offering, subject to the availability and pro rata allocation of shares among persons exercising this over-subscription privilege.

The offering is expected to commence in April, following the filing of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2010 and after a registration statement for the shares to be purchased in the rights offering has been filed and declared effective by the Securities and Exchange Commission (“SEC”).

The offering period is expected to be approximately 20 days.

The purpose of the private placement and the rights offering is to provide additional liquidity for working capital purposes to continue growing the Company’s award-winning meal delivery programs.

The Company’s Board of Directors has the option to extend the period for exercising the subscription rights pursuant to the rights offering, and reserves the right to cancel the rights offering, or to amend or modify the terms of the rights offering, at any time for any reason.

A registration statement relating to these securities has not yet been filed with or declared effective by the SEC. The securities may not be sold nor may offers to buy be accepted prior to the time a registration statement becomes effective. This announcement shall not constitute an offer to sell, or the solicitation of an offer to buy the rights or the underlying shares, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

About eDiets

eDiets.com, Inc. is a leading provider of personalized nutrition, fitness and weight-loss programs. eDiets currently features its award-winning, fresh-prepared diet meal delivery service as one of the more than 20 popular diet plans sold directly to members on its flagship site, www.eDiets.com. The company also provides a broad range of customized wellness and weight management solutions for Fortune 500 clients. eDiets.com’s unique infrastructure offers businesses, as well as individuals, an end-to-end solution strategically tailored to meet its customers’ specific goals of achieving a healthy lifestyle. For more information, please call 310-954-1105 or visit www.eDiets.com.

Safe Harbor Statement

Statements which are not historical in nature are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties which could cause the actual results, performance or achievements to be materially different from those which may be expressed or implied by such statements, including statements regarding the expected timing of the proposed rights offering. These risks and uncertainties include, among others, that we will not be able to complete the proposed rights offering, that shareholders will not participate in the proposed rights offering, that we will not obtain sufficient and/or acceptable outside financing (when and if required); that our common stock will not remain listed on The Nasdaq Capital Market; changes in general economic and business conditions; changes in product acceptance by consumers; a decline in the effectiveness of sales and marketing efforts; loss of market share and pressure on prices resulting from competition; significant investments in our technology platform, marketing plans, and product development to remain competitive with other online providers of healthy living and weight loss plans, many of which may be found to offer superior and more varied features than our plans and may also be offered for free; volatility in the advertising markets; any delay, disruption, or suspension of our supply of prepared meals from our vendor; changes in consumer preferences and discretionary spending; product liability and other risks from the sale of ingested products; regulatory actions affecting our marketing activities; and the outcome of litigation pending against us. For additional information regarding these and other risks and uncertainties associated with eDiets.com’s business, reference is made to our Annual Report on Form 10-K for the year ended December 31, 2009, and other reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements are current only as of the date on which such statements are made. We do not undertake any obligation to publicly update any forward-looking statements.